UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: July 13, 2016

(Date of earliest event reported)

Golden Queen Mining Co. Ltd.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-21777

British Columbia, Canada	Not Applicable
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

#2300 – 1066 West Hastings Street, Vancouver, British Columbia, Canada, V6E 3X2

(Address of principal executive offices, including zip code)

(778) 373-1557

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Bought Deal Letter

On July 14, 2016, Golden Queen Mining Co. Ltd. (the “Registrant”) entered into a bought deal letter (the “Bought Deal Letter”) by and between the Registrant and Cormark Securities Inc. (“Cormark”) as the sole bookrunning manager for a syndicate of underwriters (the “Underwriters”). The Bought Deal Letter relates to the offer and sale in the United States and Canada of up to 8,970,000 units (the “Units”) of the Company at a public offering price of C$1.45 per Unit, each Unit consisting of one common share of the Company and 0.50 of a warrant to purchase a common share at an exercise price of C$2.00 per common share. The offering is registered under the Registrant’s shelf registration statement on Form S-3 (Registration No. 333-211141), including a base prospectus dated May 16, 2016, as supplemented by a preliminary prospectus supplement dated July14, 2016. The offering is being made concurrently in Canada pursuant to a Canadian Prospectus and Prospectus Supplement filed with the securities commissions or similar regulatory authorities in the provinces of British Columbia, Alberta and Ontario for the purpose of qualifying the Units for sale.

The Bought Deal Letter contains limited representations, warranties and covenants by the Registrant, conditions to closing and indemnification provisions.

The Bought Deal Letter provides that the Company will pay the Underwriters cash compensation in amount equal to 6% of the aggregate gross proceeds of the offering and warrants equal to 6% of the number of common shares issued in the offering, exercisable in the same terms as warrants issued in the offering. The Bought Deal Letter provides that the Underwriters will only be entitled to cash compensation equal to two-thirds of the 6% fee for those Units offered and sold to investors on a President’s List provided by the Company to the Underwriters.

The Bought Deal Letter contemplates that the Company and the Underwriters will enter into a formal underwriting agreement in relation to the offering of Units that will replace the Bought Deal Letter.

Item 7.01 Regulation FD Disclosure

On July 13, 2016, the Registrant issued a press entitled “Golden Queen Announces Proposed C$13 Million Unit Financing”. A copy of the press release is attached to this report as Exhibit 99.1. In accordance with General Instruction B.1 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the United States Securities Exchange Act of 1934, as amended. The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

On July 14, 2016, the Registrant issued a press entitled “Golden Queen Announces C$13 Bought Deal Financing”. A copy of the press release is attached to this report as Exhibit 99.2. In accordance with General Instruction B.1 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the United States Securities Exchange Act of 1934, as amended. The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 8.01 Regulation FD Disclosure

On July 13, 2016, the Registrant filed a preliminary prospectus supplement related to the proposed public offer and sale of common shares and warrants under registered pursuant to the Company's registration statement on Form S-3 (File No. 333-211141).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Bought Deal Letter, dated July 14, 2016**
99.1	Press Release, dated July 13, 2016*
99.2	Press Release, dated July 14, 2016*

* The exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

** The foregoing Exhibits are hereby incorporated by reference into the Registrant’s Registration Statement on Form S-3 (File No. 333-211141), filed with the SEC on May 4, 2016, as declared effective on May 13, 2016, pursuant to the United States Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN QUEEN MINING CO. LTD.

Date: July 14, 2016	By:	/s/ Andrée St-Germain
Andrée St-Germain
Chief Financial Officer